ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

050301

Filed in the Office of	Business Number C6557-1984
	Filing Number 20100257370-37
Secretary of State	Filed On 04/20/2010
State Of Nevada	Number of Pages 1

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

ALCO ADVANCED TECHNOLOGIES, INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

100,000,000 SHARES OF COMMON STOCK, PAR VALUE OF $0.001
10,000,000 SHARES OF PERFERRED STOCK, PAR VALUE OF $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

350,000,000 SHARES OF COMMON STOCK, PAR VALUE OF $0.001
10,000,000 SHARES OF PERFERRED STOCK, PAR VALUE OF $0.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

There will be no change to the common, stock shares.
There will be no change to the perferred, stock shares.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

7. Effective date of filing: (optional) April 19, 2010

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X ____________________ President

Signature of Officer Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.